Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Center Bancorp, Inc. desire to authorize Anthony C. Weagley and Joseph Gangemi to act as their attorneys-in-fact and agents, for the purpose of executing and filing the Registration Statement described below, including all amendments and supplements thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony C. Weagley and Joseph Gangemi, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign the Registration Statement on Form S-3 of Center Bancorp, Inc. registering common stock, preferred stock, warrants, debt securities, depositary shares and units for sale pursuant to Rule 415 of the Securities and Exchange Commission (the “SEC”) and any and all amendments and supplements to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of June 7, 2013.

/s/ Alexander A. Bol	/s/ Lawrence B. Seidman
Alexander A. Bol	Lawrence B. Seidman
Chairman of the Board	Director

/s/ Frederick S. Fish	/s/ William A. Thompson
Frederick S. Fish	William A. Thompson
Director	Director

/s/ Howard Kent	/s/ Raymond Vanaria
Howard Kent	Raymond Vanaria
Director	Director

/s/ Nicholas Minoia	/s/ Anthony C. Weagley
Nicholas Minoia	Anthony C. Weagley
Director	President and Chief Executive Officer and Director

/s/ Harold Schechter	/s/ Francis Patryn
Harold Schechter	Francis Patryn
Director	Interim Chief Financial Officer and Interim Chief Accounting Officer